UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 23, 2016
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Please see the disclosures set forth under Item 2.01 herein below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 23, 2016, Cleantech Biofuels, Inc. (the “Company”), entered into an Acquisition Agreement (the “Agreement”) with 25 Van Keuren LLC, a New Jersey Limited Liability Corporation (“Van Keuren”) pursuant to which the Company acquired 99% of the outstanding membership interests in Van Keuren. The former members of Van Keuren will retain a 1% interest in Van Keuren.

Van Keuren has received a Solid Waste Facility Waste District plan inclusion from the New Jersey Meadowlands Commission to operate a municipal solid waste transfer station and material recovery facility (“TS/MRF”) at a site located at 25 James Avenue, Jersey City, New Jersey, currently owned by 160 James Avenue, LLC.

Van Keuren and the Company intend to seek the necessary approvals from the New Jersey Department of Environmental Protection to operate the TS/MRF. As part of the acquisition, the Company acquired an option to lease the property from 160 James Avenue, LLC within 30 days after the final permit issues from the New Jersey Department of Environmental Protection. The Company intends to: (1) install its Biomass Recovery Process on the site, and (2) operate the TS/MRF.

Van Keuren has had no operations or revenue since inception and has solely been working towards obtaining the permits required to operate the TS/MRF. As payment for the acquisition, the Company issued in the aggregate 1,000,000 shares of common stock of the Company (par value $0.001) to certain holders of membership interests in Van Keuren (the “Holders”). As of the close of business on June 23, 2016, the Company stock quote was $0.05.

This summary of the Agreement does not purport to be a complete statement of the terms of the Agreement. This summary is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.35 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01 Unregistered Sales of Equity Securities.

In connection with the closing of the Agreement described in Item 2.01 above, the Company authorized the issuance of 1,000,000 shares of its common stock to the Holders. The Holders have acknowledged that the shares issued pursuant to the Agreement had not been registered under the Securities Act of 1933 (the “Securities Act”) and that they constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. The certificates representing such shares of common stock will bear a restrictive legend. The issuance of the securities to the Holders under the Agreement was conducted in reliance upon Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description

10.35
Acquisition Agreement by and among Gary and Thomas Giordano, as the Sellers, 25 Van Keuren LLC, as the applicant, and Cleantech Biofuels, Inc., as parent, and a wholly owned subsidiary of the parent as buyer, dated June 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: June 29, 2016	By:	/s/ Edward P. Hennessey
		Name:	Edward P. Hennessey
		Title:	Chief Executive Officer and President